MAY 17, 1995
                                                            AMENDED MAY 26, 2000

                           ARMSTRONG ASSOCIATES, INC.
                                PORTFOLIOS, INC.

                                 CODE OF ETHICS
                                 --------------

     The following Code of Ethics (this "Code") that was adopted as of May 17, 1995 and amended May 26, 2000, by the respective Boards of Directors of Armstrong Associates, Inc., a Texas corporation (the "Fund") which is registered as an open-end investment company under the Investment Company Act, and Portfolios, Inc., a Texas corporation (the "Adviser") which is registered as an investment adviser under the Investment Advisers Act, establishes standards of conduct and reporting procedures with respect to securities transactions by their respective directors, officers and employees. This Code is intended to further the compliance by the Adviser and the Fund with their respective duties under the Investment Advisers Act (including Rule 204-2 thereunder), the Investment Company Act (including Rule 17j-1 thereunder) and the Insider Trading and Securities Fraud Enforcement Act.

1.   DEFINITIONS.
     -----------

     (A) CERTAIN DEFINED TERMS. As used in this Code, the following terms shall have the respective meanings set forth below.

     "Access Person"means:

          (i) any director, officer or employee of the Adviser or the Fund who, in connection with his regular functions or duties, makes, participates in or obtains current information regarding purchases or sales of Securities by the Adviser for any Account, or whose functions relate to the making of purchases or sales or recommendations with respect thereto, and

          (ii) any natural Person in a Control relationship to the Adviser or the Fund who obtains current information concerning purchases or sales of Securities by any Account or Securities Being Considered for Purchase or Sale by any Account; provided, however, that no Person shall be deemed an Access Person by reason of obtaining such current information through:

               (a) reports to the Fund's shareholders or to an Account advised by the Adviser for such Person, for members of such Person's immediate family or for any other Person with respect to which such Person has or shares, directly or indirectly, the Investment Power,

               (b)  filings with governmental agencies,

               (c)  sales literature,

               (d) portfolio summaries made generally available to Persons selling shares of the Fund or

               (e)  other public documents.

     "Account" means the Fund or any account of any other Person for which the Adviser has been engaged to recommend the purchase or sale of Securities.

     "Adviser" means Portfolios, Inc.

     "Annual Holdings Report" is an annual report to the Secretary by all "Access Persons " as of June 30 of each year detailing all covered security holdings and related brokerage accounts. (Form Attached)

     "Being Considered for Purchase or Sale" occurs:

          (i) when there has been communication of a decision to purchase or sell a Security for any Account or that such a decision is seriously being considered for any Account, and

          (ii) with respect to the Person making the decision, when such Person seriously considers making such a decision for any Account.

     "Beneficial Owner" means any person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the Securities, subject to the following:

          (i) The term "pecuniary interest" in any class of Securities shall mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject Securities.

          (ii)  The  term  "indirect   pecuniary   interest"  in  any  class  of
                Securities shall include, but not be limited to:

               (a) Securities held by members of an individual's immediate family sharing the same household;

               (b) A general partner's proportionate interest in the portfolio Securities held by a general or limited partnership;

               (c) A Person's right to dividends that is separated or separable from the underlying Securities (otherwise, a right to dividends alone shall not represent a pecuniary interest in the Securities);

               (d)  A Person's interest in Securities held by a trust; and

               (e) A Person's right to acquire Equity Securities through the exercise or conversion of any warrant, option or convertible Security, whether or not presently exercisable.

          (iii) A shareholder shall not be deemed to have a pecuniary interest in the portfolio Securities held by a corporation or similar entity in which the Person owns Securities if the shareholder is not a Controlling shareholder of the entity and does not have or share investment Control over the entity's portfolio.

     The foregoing definition of Beneficial Owner shall be interpreted in the same manner as it would be in determining whether a Person is subject to the provisions of Rule 16a- 1(a)(2) under the Securities Exchange Act of 1934, as amended.

     "Code" has the meaning specified in the first paragraph of this Code.

     "Control" means the power to exercise a controlling influence over the management or policies of a Person unless such power is solely the result of an official position (e.g., as a director or officer) with such Person. Any Person who owns beneficially, either directly or through one or more controlled Persons, more than 25 per centum of the voting securities of a Person shall be presumed to control such Person. Any person who does not own more than 25 per centum of the voting securities of any Person shall be presumed not to Control such Person. A natural person shall be presumed not to be a Controlled Person within the meaning of this definition.

     "Covered Securities"includes all Securities except the following:

          (i)   Direct obligations of the Government of the United States;

          (ii) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

          (iii) Shares issued by open-end Funds.

     "Equity Security" means any stock or similar Security; or any Security convertible, with or without consideration, into such a Security, or carrying any warrant or right to subscribe to or purchase such a Security; or any such warrant or right.

     "Excluded Account" means an account of which an Access Person may be a Beneficial Owner, but as to which either:

          (i)   the Access Person does not have any Investment Power or

          (ii) the Adviser is engaged as to act as investment adviser and maintains records of all of its Securities transactions.

     "Fund" means Armstrong Associates, Inc.

     "Initial Holdings Report" is a report to be filed by all new "Access Persons " to be filed within 10 days of becoming an Access Person detailing all covered security holdings and related brokerage accounts. (Form Attached)

     "Initial Public Offering" (IPO) means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

     "Investment Advisers Act" means the Investment Advisers Act of 1940.

     "Investment Company Act" means the Investment Company Act of 1940.

     "Investment Power" includes the power to acquire or dispose of any Security or to direct the acquisition or disposition of any Security.

     "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933.

     "Material Information" means information which a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably likely to have a substantial effect of the price of a company's securities; and it includes, but is not limited to, annual or quarterly financial results; a significant change in earnings forecasts; significant writedowns of assets or additions to reserves; significant litigation; public offerings; negotiations or agreements regarding significant acquisitions, divestitures or business combinations; a change in dividend policy; and major management changes.

     "Nonpublic Information" means information which has not been effectively communicated to the market place.

     "Person" means an individual, partnership, corporation, limited liability company, limited liability partnership, business trust, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

     "Private Placement" is a security offering that is not registered under the Securities Act of 1933.

     "Public Company" means a Person whose Securities are listed on a national securities exchange or are traded in NASDAQ National Market System.

     "Public Offering "means an offering of securities registered under the Securities Act of 1933.

     "President"   means  the  president  of  Portfolios,   Inc.  and  Armstrong
Associates, Inc.

     "Secretary"   means  the  secretary  of  Portfolios,   Inc.  and  Armstrong
Associates, Inc.

     "Securities" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit sharing agreement, collateral- trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle option or privilege entered into on a national securities exchange relating to a foreign currency, or in general, any instrument commonly known as a "security"; or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of or warrant or right to subscribe to or purchase any of the foregoing.

     "Security Transaction Request" is the form used to request pre-clearance of transactions involving "Covered Securities". (Form Attached)

     (B)  MISCELLANEOUS. Within this Code,

          (i)   words of any gender include any other gender,

          (ii) words in the singular number include the plural, unless the context otherwise requires, and

          (iii) the words "hereof," "herein" and "hereunder" and words of similar import when used in this Code shall refer to this Code as a whole and not to any particular provision of this Code.

2.   STATEMENT OF GENERAL PRINCIPLES.
     --------------------------------

     (A) Each director, officer and employee of the Adviser has the duty at all times to place the interest of the Adviser's clients (including the Fund) before his personal transactional interests in Securities.

     (B) Each director, officer and employee of the Fund has the duty at all times to place the interest of the Fund's shareholders before his personal transactional interests in Securities.

     (C)  Each director, officer or employee of the Adviser or the Fund shall:

          (i) conduct all personal Securities transactions consistently with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility, and

          (ii)  not take inappropriate advantage of his position.

3.   NONPUBLIC INFORMATION RESTRICTIONS.
     ----------------------------------

     (A) Each director, officer and employee of the Adviser or the Fund has a duty to maintain the confidential nature of any Nonpublic Information received through his association with the Adviser or the Fund and not to disclose same without the prior consent of the Adviser or the Fund, as the case may be.

     (B) Each director, officer or employee of the Adviser or the Fund shall not effect any transaction in any Security while in possession of any Nonpublic Information which is Material in respect of that Security, whether for the benefit of any Account or for any account of which he is a Beneficial Owner, and shall not in any way aid or facilitate any other Person effecting any transaction on the basis of such Nonpublic Information.

4.   SUBSTANTIVE RESTRICTIONS.
     ------------------------

     (A) No Access Person shall purchase or sell (or otherwise acquire or dispose of), directly or indirectly, any Security which to his actual knowledge:

          (i)   Is Being Considered for Purchase or Sale by any Account; or

          (ii)  Is Being purchased or sold by any Account; or

          (iii) Has been purchased or sold by any Account within the preceding fifteen (15) calendar days;

     (B)  No Access Persons shall  unnecessarily  discuss  securities covered by
          4(A)   beyond  the  degree   necessary   to   perform   his   business
          responsibilities.

     (C)  The restrictions in 4(A) and (B) shall not apply to:

          (i)   Transactions in any of the following:

               (a)  Direct obligations of the Government of the United States;

               (b)  Bankers'   acceptances,   bank   certificates   of  deposit,
                    commercial   paper   and  high   quality   short-term   debt
                    instruments, including repurchase agreements; and

               (c)  Shares issued by open-end Funds.

          (ii) Transactions in connection with a stock dividend or split, a tender offer, merger, consolidation, share exchange or other business combination or which are non- volitional on the part of either the Access Person or the Account;

          (iii) Acquisitions   which   are   part  of  an   automatic   dividend
                reinvestment plan;

          (iv) Acquisitions effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

          (v) Acquisitions and dispositions effected by another Person for any Excluded Account; or

          (vi) Gifts of Securities to or for the benefit of family members or religious, educational or other charitable organizations.

     (D) No Access Person shall acquire any Equity Security in any Public Offering for Equity Securities of that issuer.

     (E) No Access Person may purchase any Covered Security of any company in any transaction which is exempt from, or has not been registered under, the Securities Act of 1933 ("Limited Offerings" and "Private Placements") without the prior written approval of the President.

     (F) No Access Person shall receive any gift of money or of any item of more than de minimis value from any Person who acts as a broker or dealer for the Fund.

     (G) No Access Person shall serve as a director of any Public Company without the prior consent of the respective Boards of Directors of the Adviser and the Fund.

5. PRE-CLEARANCE OF SECURITY TRANSACTIONS. No Access Person shall effect any transaction in any Covered Security of which the Access Person is or will be a Beneficial Owner without having previously notified, and received approval of, the President or Secretary by means of a Security Transaction Request substantially in the form attached to this Code; provided that the foregoing is not applicable to any transaction permitted in Section 4(C).

6.   SECURITY TRANSACTIONS REPORTING REQUIREMENTS.
     --------------------------------------------

     (A) Each Access Person shall advise the Secretary of each Securities brokerage account which includes Covered Securities of which he is a Beneficial Owner at any broker, dealer or bank (other than an Excluded Account) and cause it to be forwarded to the Secretary copies of all confirmations in Covered Securities of Public Companies and periodic account statements which it sends to the Access Person.

     (B) Every Access Person shall report to the Secretary the information described in Section 6(C) of this Code with respect to each transaction in any Covered Security in which such Access Person is, or by reason of such transaction becomes, a Beneficial Owner of the Security; provided, however, that an Access Person shall not be required to make a report with respect to transactions effected for any Excluded Account.

     (C) Transaction information is to be received by the Secretary on a timely basis (generally within 10 days of a transaction) on all transactions.

          (i) An Access Person shall not be required to make a report with respect to any transaction where the report would duplicate information in a confirmation or statement furnished pursuant to
                Section 6(A).

          (ii)  The transaction information required is:

               (a) The date of the transaction, the title and the number of shares or the principal amount of each Security involved;

               (b) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

               (c)  The price at which the transaction was effected; and

               (d) The name of the broker, dealer or bank with or through whom the transaction was effected.

     (D) Any such report pursuant to Section 6(B) may contain a statement that the report shall not be construed as an admission by the Person making such report that he has any direct or indirect Beneficial Ownership in the Security to which the report relates.

     (E) In the case of transactions for which the Secretary is or will be a Beneficial Owner, the information specified above shall be delivered to the President.

7.   INITIAL HOLDINGS REPORT (IHP) AND ANNUAL HOLDING REPORT (AHP) REQUIREMENTS
     --------------------------------------------------------------------------

     (A) Each Access Person shall complete an Annual Holdings Report covering all applicable investments directly or indirectly beneficially owned. [See (B) below for exemptions.] The Annual Holdings Report is required as of June 30 and is to be submitted to the Secretary no later than July 20.

     (B) Investments in open ended investment companies (including Armstrong Associates and the Vanguard funds), direct obligations of the U.S. Government, CD's and commercial paper are not required to be included in the Annual Holdings Report. Also, security transactions in any account over which the Access Person has no direct or indirect influence or control are excluded from the Annual Holdings Report requirements.

     (C) All new Access Persons are required to provide an Initial Holdings Report within ten (10) days of becoming an Access Person.

     (F) Initial and Annual Holdings Reports are to include the following information:

          (i)   The name and class of the security held

          (ii)  The number of shares or par value held.

          (iii) The name and address of the broker/bank/dealer where the securities are held and the account styling and number.

          (iv) The "as of" date for the information reported and the date the report is submitted.

8.   REVIEW, RECORDKEEPING AND REPORTING RESPONSIBILITIES
     ----------------------------------------------------

     (A) The Secretary is responsible for insuring that Security Transaction Requests are properly submitted, reviewed and acted upon.

     (B) Records of all transaction requests and related documentation are to be maintained as part of Portfolios records.

     (C) All Annual Holdings Reports and Initial Holdings Reports are to be reviewed promptly by both the Secretary and the President and made a part of Portfolios records.

     (D) For the consideration of Board of Directors of the Fund, the President shall annually:

          (i) Provide a written report to the Board of Directors of the Fund that describes issues that arose during the previous year under the Code of Ethics or procedures including, but not limited to, information about material Code or procedure violations and sanctions imposed in response to those material violations.

          (ii)  Certify  to  the  Fund's  Board  of  Directors  that  procedures
                reasonably   necessary  to  prevent  its  Access   Persons  from
                violating its Code of Ethics have been adopted.

9. QUESTIONS; INTERPRETATIONS. Questions regarding or requests for interpretations of this Code should be directed to the Secretary or the President, who shall have the right to consult with Counsel with respect thereto.

10. SANCTIONS. Upon discovering a violation of this Code, the Board of Directors of the Adviser or the Fund, as the case may be, may impose such sanctions as it deems appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator or reporting the violation to the Securities and Exchange Commission.

Attachments:   Initial Holdings Report
               Annual Holdings Report
               Security Transaction Request

INITIAL HOLDINGS REPORT OF INVESTMENTS AS OF
                                             -----------------------------------

1.   Name:
           ---------------------------------------------------------------------

2.   Holding Firm Name and Address:
                                    --------------------------------------------

--------------------------------------------------------------------------------

3.   Account Number & Styling:
                               -------------------------------------------------

4.   Total Pages Submitted:
                            ---------------

================================================================================
   PAR VALUE/SHARES                           SECURITY NAME & CLASS
   ----------------                           ---------------------
================================================================================

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-----------------------------------        -------------------------------------
Reviewed by              Date              Submitted by


----------------------------------
Reviewed by              Date

NOTE: If there are multiple accounts, list each separately and indicate total pages submitted on item 4 above.

ANNUAL HOLDINGS REPORT OF INVESTMENTS AS OF JUNE 30,
                                                     ---------------------------

1.   Name:
           ---------------------------------------------------------------------

2.   Holding Firm Name and Address:
                                    --------------------------------------------

--------------------------------------------------------------------------------

3.   Account Number & Styling:
                               -------------------------------------------------

4.   Total Pages Submitted:
                            ---------------

================================================================================
   PAR VALUE/SHARES                           SECURITY NAME & CLASS
   ----------------                           ---------------------
================================================================================

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-----------------------------------        -------------------------------------
Reviewed by              Date              Submitted by


----------------------------------
Reviewed by              Date

Note:     1.   If there are multiple accounts, list each separately and indicate total pages submitted on item 4 above.
          2.   To be submitted no later than July 20.

                           ARMSTRONG ASSOCIATES, INC.
                                PORTFOLIOS, INC.


                          SECURITY TRANSACTION REQUEST

================================================================================
Access Person Name:
================================================================================

                              TRANSACTION REQUESTED

================================================================================

Purchase/Sale     Shares/Par Value                     Security
-------------     ----------------                     --------
--------------------------------------------------------------------------------


================================================================================

                                            APPROVED / DISAPPROVED


----------------------------------          ------------------------------------
Submitted by and Date                       Reviewed by and Date

     Please Note:   1.   ALL TRADES  MUST BE APPROVED BY C. K. LAWSON OR CANDACE
     ===========         KING.
                    2.   SUBMIT  A  SEPARATE   REQUEST   FOR  EACH   TRANSACTION
                         REQUESTED.
                    3.   IF TRADE IS NOT EXECUTED ON DATE OF  APPROVAL,  IT MUST
                         BE RESUBMITTED.
                    4.   BE SURE  AND PUT  PORTFOLIOS,  INC.  ON FOR  COPIES  OF
                         BROKERAGE CONFIRMATIONS.